Exhibit 23

                    Consent of Independent Public Accountants

        As independent public accountants, we hereby consent to the incorporation by reference of our reports dated October 31, 1997 (except with respect to the matter discussed in Note 13 as to which the date is November 19, 1997), included in or incorporated by reference into Thermo Power Corporation's Annual Report on Form 10-K for the year ended September 27, 1997, into the Company's previously filed Registration Statements as follows: Registration Statement No. 33-19061 on Form S-8, Registration Statement No. 33-19062 on Form S-8, Registration Statement No. 33-25051 on Form S-8, Registration Statement No. 33-52814 on Form S-8, Registration Statement No. 33-87674 on Form S-8, Registration Statement No. 33-87686 on Form S-8, Registration Statement No. 33-87692 on Form S-8, and Registration Statement No. 33-65273 on Form S-8.

                                                Arthur Andersen LLP

    Boston, Massachusetts
    December 4, 1997